EXHIBIT 99.1
Upland Software Reports Second Quarter 2020 Financial Results
August 6, 2020, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the second quarter of 2020 and raised guidance for its third quarter and full year of 2020.

Second Quarter 2020 Financial Highlights

•Total revenue was $71.3 million, an increase of 35% from $53.0 million in the second quarter of 2019.
•Subscription and support revenue was $67.7 million, an increase of 39% from $48.7 million in the second quarter of 2019.
•GAAP net loss was $14.2 million, or a loss of $0.57 cents per share, compared to a GAAP net loss of $5.4 million, or a loss of $0.24 cents per share, in the second quarter of 2019.
•Adjusted EBITDA was $23.7 million, or 33% of total revenue, an increase of 24% from $19.1 million, or 36% of total revenue, in the second quarter of 2019.
•Cash on hand as of the end of the second quarter was $87.9 million.

“Q2 was an outstanding quarter, with significant growth and outperformance on revenue and Adjusted EBITDA,” said Jack McDonald, Upland’s chairman and chief executive officer. “We saw a meaningful bump in usage of the Upland Cloud in the second quarter, with particular strength in CXM across verticals ranging from election-year political campaigns and public advocacy to media and retail,” he added. “As our raised guidance reflects, we see signs of this strength continuing in the second half of the year, while maintaining a conservative stance in our outlook.”

Second Quarter Business Highlights

•Expanded 241 existing customer relationships, including 50 major expansions, and added 118 new customer relationships, including 34 major accounts.
•Continued to invest in customer-driven innovation across Upland's cloud solutions with five major releases and 29 feature packs. For example, in our Document Workflow Cloud solution, we introduced the ability for customers to scan documents utilizing the camera on their iOS and Android mobile devices and added additional eSignature options; and in our CXM Cloud solution, we added Twilio support for cloud telephony deployment within Salesforce and Microsoft Dynamics 365.
•Completed the integrations of our Alitfy, InGenius, and Localytics products onto the UplandOne platform.
•Continued to invest in our go-to-market initiatives across sales, marketing, and customer success.

Business Outlook

Digital transformation is a strategic imperative for organizations, and Upland is well-positioned with high-impact, mission-critical tools for digital transformation. We are seeing an increase in usage of the Upland Cloud as organizations prioritize proven, rapid time to value solutions that help them succeed in this environment amidst COVID-19.

Our raised guidance reflects the strength we are seeing in our business while factoring in assumptions regarding the potential impacts of COVID-19. This assumes that there will be uncertainty around new business, renewal timing, customer expansion, and customer renewals particularly with customers in industries highly affected by COVID-19. These assumptions are based on information available to us today. Significant variation from these assumptions could cause us to modify our guidance higher or lower.

For the quarter ending September 30, 2020, Upland expects reported total revenue to be between $68.0 and $72.0 million, including subscription and support revenue between $64.9 and $67.9 million, for growth in recurring revenue of 30% at the mid-point over the quarter-ended September 30, 2019. Third quarter 2020 Adjusted EBITDA is expected to be between $22.3 and $24.3 million, for an Adjusted EBITDA margin of 33% at the mid-point, representing growth of 13% at the mid-point over the quarter-ended September 30, 2019.

For the full year ending December 31, 2020, Upland expects reported total revenue to be between $273.3 and $281.3 million, including subscription and support revenue between $259.5 and $265.5 million, for growth in recurring revenue of 29% at the mid-point over the year ended December 31, 2019. Full year 2020 Adjusted EBITDA is expected to be between $92.2 and $96.2 million, for an Adjusted EBITDA margin of 34% at the mid-point, representing growth of 14% at the mid-point over the year ended December 31, 2019.

Conference Call Details

Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-833-520-0067 in the United States or +1-236-714-2220 if outside the United States, using the passcode | conference call identification number: 8462847. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.

Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software

Upland Software (Nasdaq: UPLD) is a leader in cloud-based tools for digital transformation. The Upland Cloud enables thousands of organizations to engage with customers on key digital channels, optimize sales team performance, manage projects and IT costs, and automate critical document workflows. The Upland Cloud is backed by a 100% customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.

Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and our recent Quarterly Report on Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Kendell Kelton
media@uplandsoftware.com
833-875-2631

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Revenue:
Subscription and support	$67,699	$48,715	$131,590	$93,698
Perpetual license	491	575	852	1,232
Total product revenue	68,190	49,290	132,442	94,930
Professional services	3,125	3,723	6,905	6,576
Total revenue	71,315	53,013	139,347	101,506
Cost of revenue:
Subscription and support	21,200	14,622	41,139	27,896
Professional services	2,472	1,961	4,734	3,475
Total cost of revenue	23,672	16,583	45,873	31,371
Gross profit	47,643	36,430	93,474	70,135
Operating expenses:
Sales and marketing	11,820	7,989	22,751	14,971
Research and development	10,488	7,008	19,908	13,406
Refundable Canadian tax credits	(194)	(85)	(496)	(171)
General and administrative	17,655	12,042	34,331	22,036
Depreciation and amortization	9,037	5,744	18,308	11,003
Acquisition-related expenses	5,781	9,264	20,939	16,987
Total operating expenses	54,587	41,962	115,741	78,232
Loss from operations	(6,944)	(5,532)	(22,267)	(8,097)
Other expense:
Interest expense, net	(7,873)	(5,246)	(15,516)	(10,362)
Other expense, net	(15)	(692)	(1,417)	(1,453)
Total other expense	(7,888)	(5,938)	(16,933)	(11,815)
Loss before provision for income taxes	(14,832)	(11,470)	(39,200)	(19,912)
Benefit from income taxes	673	6,101	4,960	6,713
Net loss	$(14,159)	$(5,369)	$(34,240)	$(13,199)
Net income (loss) per common share:
Basic	$(0.57)	$(0.24)	$(1.37)	$(0.61)
Weighted average common shares outstanding:
Basic	25,032,996	22,619,805	25,057,715	21,531,216

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$87,910	$175,024
Accounts receivable, net of allowance	48,656	50,938
Deferred commissions, current	4,150	3,059
Unbilled receivables	5,508	5,111
Prepaid and other	6,604	4,748
Total current assets	152,828	238,880
Tax credits receivable	4,378	4,186
Property and equipment, net	3,951	3,917
Operating lease right-of-use asset	13,598	8,056
Intangible assets, net	292,316	282,727
Goodwill	379,486	346,134
Deferred commissions, noncurrent	10,160	8,763
Other assets	2,666	4,165
Total assets	$859,383	$896,828
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,976	$5,904
Accrued compensation	5,933	11,559
Accrued expenses and other current liabilities	14,118	15,344
Deferred revenue	81,032	76,558
Due to sellers	5,712	14,276
Operating lease liabilities, current	3,756	2,533
Current maturities of notes payable	3,184	3,193
Total current liabilities	115,711	129,367
Notes payable, less current maturities	520,155	521,881
Deferred revenue, noncurrent	2,244	496
Operating lease liabilities, noncurrent	11,217	5,862
Noncurrent deferred tax liability, net	24,577	25,685
Other long-term liabilities	33,242	676
Total liabilities	707,146	683,967
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	363,328	345,127
Accumulated other comprehensive loss	(45,700)	(1,223)
Accumulated deficit	(165,394)	(131,046)
Total stockholders’ equity	152,237	212,861
Total liabilities and stockholders’ equity	$859,383	$896,828

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2020	2019
	(unaudited)
Operating activities
Net loss	$(34,240)	$(13,199)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,395	15,152
Deferred income taxes	(4,985)	(12,024)
Amortization of deferred costs	1,920	1,735
Foreign currency re-measurement loss	497	(212)
Non-cash interest and other expense	1,108	565
Non-cash stock compensation expense	20,300	11,529
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	5,188	8,410
Prepaids and other	(6,743)	2,415
Accounts payable	(6,258)	(483)
Accrued expenses and other liabilities	(7,101)	(5,756)
Deferred revenue	2,415	(2,736)
Net cash provided by (used in) operating activities	(4,504)	5,396
Investing activities
Purchase of property and equipment	(696)	(364)
Purchase of customer relationships	(201)	—
Purchase business combinations, net of cash acquired	(67,651)	(82,824)
Net cash used in investing activities	(68,548)	(83,188)
Financing activities
Payments on finance leases	(83)	(357)
Proceeds from notes payable, net of issuance costs	(142)	39,339
Payments on notes payable	(2,700)	(13,749)
Taxes paid related to net share settlement of equity awards	(2,140)	(4,811)
Issuance of common stock, net of issuance costs	41	151,535
Additional consideration paid to sellers of businesses	(9,580)	(3,340)
Net cash provided by (used in) financing activities	(14,604)	168,617
Effect of exchange rate fluctuations on cash	542	798
Change in cash and cash equivalents	(87,114)	91,623
Cash and cash equivalents, beginning of period	175,024	16,738
Cash and cash equivalents, end of period	$87,910	$108,361
Supplemental disclosures of cash flow information:
Cash paid for interest, net of interest rate swaps	$14,861	$10,298
Cash paid for taxes	$1,260	$1,691
Sales commissions paid, net of amortization of deferred commissions	$2,488	$1,184
Non-cash investing and financing activities:
Business combination consideration including holdbacks and earnouts	$345	$5,175
Equipment acquired pursuant to financing lease obligations	$—	$44

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(14,159)	$(5,369)	$(34,240)	$(13,199)
Add:
Depreciation and amortization expense	11,658	7,765	23,395	15,152
Interest expense, net	7,873	5,246	15,516	10,362
Other expense (income), net	15	692	1,417	1,453
Benefit from income taxes	(673)	(6,101)	(4,960)	(6,713)
Stock-based compensation expense	10,980	6,901	20,300	11,529
Acquisition-related expense	5,781	9,264	20,939	16,987
Purchase accounting deferred revenue discount	2,272	685	5,973	1,282
Adjusted EBITDA	$23,747	$19,083	$48,340	$36,853

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of net loss to non-GAAP net income:
Net income (loss)	$(14,159)	$(5,369)	$(34,240)	$(13,199)
Add:
Stock-based compensation expense	10,980	6,901	20,300	11,529
Amortization of purchased intangibles	11,160	7,204	22,365	14,041
Amortization of debt discount	556	282	1,108	565
Acquisition-related expense	5,781	9,264	20,939	16,987
Purchase accounting deferred revenue discount	2,272	685	5,973	1,282
Tax effect of adjustments above	(1,440)	(1,037)	(3,308)	(2,728)
Non-GAAP net income	$15,150	$17,930	$33,137	$28,477

Weighted average ordinary shares outstanding, basic	25,032,996	22,619,805	25,057,715	21,531,216
Weighted average ordinary shares outstanding, diluted	25,419,592	23,622,830	25,470,778	22,360,713
Non-GAAP earnings per share, basic	$0.61	$0.79	$1.32	$1.32
Non-GAAP earnings per share, diluted	$0.60	$0.76	$1.30	$1.27

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Stock-based compensation:
Cost of revenue	$570	$353	$888	$513
Research and development	1,019	632	1,634	953
Sales and marketing	898	365	1,447	504
General and administrative	8,493	5,551	16,331	9,559
Total	$10,980	$6,901	$20,300	$11,529

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Depreciation:
Cost of revenue	$45	$238	$116	$519
Operating expense	453	323	914	592
Total	$498	$561	$1,030	$1,111

Amortization:
Cost of revenue	$2,576	$1,783	$4,971	$3,630
Operating expense	8,584	5,421	17,394	10,411
Total	$11,160	$7,204	$22,365	$14,041